EX-33.25
Wachovia Securities
201 South College Street
CP9
Charlotte, NC 28244-1075

(logo) Wachovia Securities


Management Assessment

Management of the Real Estate Servicing Division of Wachovia Bank, National Association ("the Company") is responsible for assessing compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB of the Securities and Exchange Commission relating to the servicing of asset-backed security transactions involving commercial real estate loans issued on or after January 1, 2006 ("the Platform"), except for servicing criteria 1122(d)(1)(iii), 1122(d)(3)(i)(C), 1122(d)(3)(ii), 1122(d)(3)(iii), 1122(d)(3)(iv),
1122(d)(4)(ix), 1122(d)(4)(x)(A), 1122(d)(4)(x)(C), 1122(d)(4)(xi),
1122(d)(4)(xii), and 1122(d)(4)(xv), which the Company has determined are not applicable to the activities it performs with respect to the Platform, as of and for the year ended December 31, 2008. Servicing criterion 1122(d)(4)(i) is applicable to the activities the Company performs with respect to the Platform only as it relates to the review and approval of any release, non-scheduled reduction or draw of letters of credit which serve as collateral for certain individual pool assets. Servicing criterion 1122(d)(4)(ii) is applicable to the activities the Company performs with respect to the Platform only as it relates to the safeguarding of letters of credit which serve as collateral for certain individual pool assets. Servicing criteria 1122(d)(4)(vi), 1122(d)(4)(vii), 1122(d)(4)(viii) and 1122(d)(4)(xiv) are applicable to the activities the Company performs with respect to the Platform only as it relates to the servicing of the applicable individual pool assets until the assets are transferred to the Special Servicer, unless the Company is designated as the Special Servicer. Servicing criterion 1122(d)(4)(xiii) is applicable to the activities the Company performs with respect to the Platform as it relates to disbursements made on behalf of an obligor other than for tax payments.
Appendix A identifies the individual asset-backed security transactions defined by management as constituting the Platform.

The Company's management has assessed the Company's compliance with the applicable servicing criteria as of and for the year ended December 31, 2008. In making this assessment, management used the criteria set forth by the Securities and Exchange Commission in paragraph (d) of Item 1122 of Regulation AB. (Appendix B)

Based on such assessment, management believes that as of and for the year ended December 31, 2008, the Company has complied in all material respects with the servicing criteria set forth in Item 1122(d) of Regulation AB of the Securities and Exchange Commission relating to the servicing of the Platform.


(page)


KPMG LLP, a registered public accounting firm, has issued an attestation report with respect to management's assessment of compliance with the applicable servicing criteria as of and for the year ended December 31, 2008.

March 9, 2009

/s/ Leslie K. Fairbanks
Leslie K. Fairbanks
Managing Director, Wachovia Bank Real Estate Asset Management

/s/ Marilyn Addison
Marilyn Addison
Director, Wachovia Bank Real Estate Asset Management

/s/ David Shay
David Shay
Director, Wachovia Bank Real Estate Asset Management


(page)


Appendix A


MCCMT07C5                               NORTHSTAR CDO IV LTD                        WACHOVIA 2006-C28
LBUBS08C1                               WACHOVIA 2007-ESH                           CITIGROUP 2006-FL2
SASCO08C2                               MEZZ CAP 2007-C5                            CITIGROUP 2006-C5
MLMT08C1                                CD2006-CD2                                  JPMORGAN 2006-FL2
NEWCASTLE CDO IX                        BACM 2006-1                                 CSFB 2006-TFL2 (TITAN)
GREENWICH CCFC 2007-GG9                 JP MORGAN 2006 FL1                          LB-UBS 2006-C7
JP 2007-LDP10                           GE 2006 C1                                  NORTHSTAR CDO VIII
MLCFC 2007-6                            GS MORTGAGE SECURITIES 2006 GG6             FOUR TIMES SQUARE 2006-4TS
WACHOVIA 2007-C30                       MLCFC 2006-1                                WACHOVIA 2006-C29
CD2007-CD4                              WACHOVIA 2006-C24                           COBALT 2006C1
COBALT 2007-C2                          LB-UBS 2006 C3                              JPMC2006-LDP9
GECMC 2007-C1                           LEHMAN 2006 CCL-C2                          CONCORD REAL ESTATE CDO 2006-1
CSMC 2007-C2                            CSMS 2006-HC1                               MEZZ CAP 2006-C4
LB-UBS 2007-C2                          MARATHON REAL ESTATE CDO 2006-1             GREENWICH CCFC 2006 FL4
WACHOVIA 2007-C31                       CSFB06C2
MLCFC 2007-7                            WACHOVIA 2006-C25
MSCI 2007-IQ14                          NORTHSTAR CDO VI
WACHOVIA 2007-WHALE 8                   BACM 2006-2
WACHOVIA 2007-C32                       MLCFC 2006-2
CSMC 2007-C3                            JPMC 2006-LDP7
RRE CDO 2007-C1                         LB-UBS 2006-C4
JPMCC-LDP11                             WACHOVIA 2006-C26
GREENWICH GOLDMAN GG10                  WACHOVIA CRE CDO 2006-1
TIAA 2007-C4                            RESOURCE REAL ESTATE FUNDING CDO-2006-1
BACM 2007-3                             GS MORTGAGE SEC CORP II-2006 GSFLVIII
CGCMT-2007-C6                           MLMT 2006-C2
JPMCC 2007-FL1                          111MA2PENN
COBALT 2007-C3                          LEHMAN 2006 LLF-C5
WACHOVIA 2007-C33                       WACHOVIA 2006-C27
LB-UBS 2007-C6                          WACHOVIA 2006-WHALE 7
CSMC 2007-C4                            LB-UBS 2006-C6
GREENWICH 2007-GG11                     BACM 2006-5
WACHOVIA 2007-C34                       COMM 2006-FL12
CD2007-CD5                              GS MORTGAGE SECURITIES 2006 GG8
LB-UBS 2007-C7                          CD 2006-CD3
CRF 2007-MF1                            LB-UBS 2006-C1
MSCI 2007-HQ13                          WACHOVIA 2006-C23



(page)


APPENDIX B


                                                                                                          INAPPLICABLE
                                                                        APPLICABLE                        SERVICING
                                 SERVICING CRITERIA                     SERVICING CRITERIA(1)             CRITERIA

                                                                                 Performed
                                                                                 by                                  NOT
                                                                                 Vendor(s)           Performed by    performed by
                                                                                 for which           vendor(s) for   the Company
                                                                    Performed    the                 which the       or by
                                                                    Directly     Company is          Company is      subservicer(s)
                                                                    by           the                 NOT the         or vendor(s)
                                                                    the          Responsible         Responsible     retained by the
Reference                             Criteria                      Company      Party               Party           Company

                  General Servicing Considerations

1122(d)(1)(i)     Policies and procedures are instituted                X
                  to monitor any performance or other
                  triggers and events of default in
                  accordance with the transaction
                  agreements.

1122(d)(1)(ii)    If any material servicing activities                  X
                  are outsourced to third parties, policies
                  and procedures are instituted to monitor
                  the third party's performance and
                  compliance with such servicing
                  activities.

1122(d)(1)(iii)   Any requirements in the transaction                                                                    X
                  agreements to maintain a back-up servicer
                  for the mortgage loans are maintained.

1122(d)(1)(iv)    A fidelity bond and errors and                        X
                  omissions policy is in effect on the
                  party participating in the servicing
                  function throughout the reporting period
                  in the amount of coverage required by and
                  otherwise in accordance with the terms of
                  the transaction agreements.

                  Cash Collection and Administration

1122(d)(2)(i)     Payments on mortgage loans are deposited              X
                  into the appropriate custodial bank
                  accounts and related bank clearing
                  accounts no more than two business days
                  following receipt, or such other number
                  of days specified in the transaction
                  agreements.

1122(d)(2)(ii)    Disbursements made via wire transfer on               X
                  behalf of an obligor or to an investor are
                  made only by authorized personnel.

1122(d)(2)(iii)   Advances of funds or guarantees                       X
                  regarding collections, cash flows or
                  distributions, and any interest or other
                  fees charged for such advances, are made,
                  reviewed and approved as specified in
                  the transaction agreements.

1122(d)(2)(iv)    The related accounts for the                          X
                  transaction, such as cash reserve
                  accounts or accounts established as a
                  form of overcollateralization, are
                  separately maintained (e.g., with respect
                  to commingling of cash) as set forth in
                  the transaction agreements.

1122(d)(2)(v)     Each custodial account is maintained at               X
                  a federally insured depository
                  institution as set forth in the
                  transaction agreements. For purposes of
                  this criterion, "federally insured
                  depository institution" with respect to a
                  foreign financial institution means a
                  foreign financial institution that meets
                  the requirements of Rule 13k-1(b)(1)
                  of the Securities Exchange Act.

1122(d)(2)(vi)    Unissued checks are safeguarded so as                 X
                  to prevent unauthorized access.

1122(d)(2)(vii)   Reconciliations are prepared on a                     X
                  monthly basis for all asset-backed
                  securities related bank accounts,
                  including custodial accounts and related
                  bank clearing accounts. These
                  reconciliations are (A) mathematically
                  accurate; (B) prepared within 30
                  calendar days after the bank statement
                  cutoff date, or such other number of days
                  specified in the transaction agreements;
                  (C) reviewed and approved by someone
                  other than the person who prepared the
                  reconciliation; and (D) contain
                  explanations for reconciling items.
                  These reconciling items are resolved
                  within 90 calendar days of their original
                  identification, or such other number of
                  days specified in the transaction
                  agreements.


(page)


                                                                                                          INAPPLICABLE
                                                                        APPLICABLE                        SERVICING
                                 SERVICING CRITERIA                     SERVICING CRITERIA(1)             CRITERIA

                                                                                 Performed
                                                                                 by                                  NOT
                                                                                 Vendor(s)           Performed by    performed by
                                                                                 for which           vendor(s) for   the Company
                                                                    Performed    the                 which the       or by
                                                                    Directly     Company is          Company is      subservicer(s)
                                                                    by           the                 NOT the         or vendor(s)
                                                                    the          Responsible         Responsible     retained by the
Reference                             Criteria                      Company      Party               Party           Company

                  Investor Remittances and Reporting

1122(d)(3)(i)(A)  Reports to investors, including those                 X(2)
                  to be filed with the Commission, are
                  maintained in accordance with the
                  transaction agreements and applicable
                  Commission requirements. Specifically,
                  such reports (A) are prepared in
                  accordance with timeframes and other
                  terms set forth in the transaction
                  agreements;

1122(d)(3)(i)(B)  (B) provide information calculated in                 X(2)
                  accordance with the terms specified in
                  the transaction agreements;

1122(d)(3)(i)(C)  (C) are filed with the Commission as                                                                   X
                  required by its rules and regulations;


1122(d)(3)(i)(D)  (D) agree with the investors' or the                  X(2)
                  trustee's records as to the total unpaid
                  principal balance and number of mortgage
                  loans serviced by the Servicer.

1122(d)(3)(ii)    Amounts due to investors are allocated                                                                 X
                  and remitted in accordance with
                  timeframes, distribution priority and
                  other terms set forth in the transaction
                  agreements.

1122(d)(3)(iii)   Disbursements made to an investor are                                                                  X
                  posted within two business days to the
                  Servicer's investor records, or such other
                  number of days specified in the transaction
                  agreements.

1122(d)(3)(iv)    Amounts remitted to investors per the                                                                  X
                  investor reports agree with cancelled
                  checks, or other form of payment, or
                  custodial bank statements.

                  Pool Asset Administration

1122(d)(4)(i)     Collateral or security on mortgage loans              X(3)                             X(3)
                  is maintained as required by the
                  transaction agreements or related
                  mortgage loan documents.

1122(d)(4)(ii)    Mortgage loan and related documents are               X(4)
                  safeguarded as required by the
                  transaction agreement.

1122(d)(4)(iii)   Any additions, removals, or                           X
                  substitutions to the asset pool are made,
                  reviewed and approved in accordance with
                  any conditions or requirements in the
                  transaction agreements.

1122(d)(4)(iv)    Payments on mortgage loans, including any             X
                  payoffs, made in accordance with the related
                  [pool asset] documents are posted to the
                  Servicer's obligor records maintained no
                  more than two business days after
                  receipt, or such other number of days
                  specified in the transaction agreements,
                  and allocated to principal, interest or
                  other items (e.g., escrow) in accordance
                  with the related mortgage loan documents.

1122(d)(4)(v)     The Servicer's records regarding the                  X
                  mortgage loans agree with the Servicer's
                  records with respect to an obligor's
                  unpaid principal balance.


(page)


                                                                                                          INAPPLICABLE
                                                                        APPLICABLE                        SERVICING
                                 SERVICING CRITERIA                     SERVICING CRITERIA(1)             CRITERIA

                                                                                 Performed
                                                                                 by                                  NOT
                                                                                 Vendor(s)           Performed by    performed by
                                                                                 for which           vendor(s) for   the Company
                                                                    Performed    the                 which the       or by
                                                                    Directly     Company is          Company is      subservicer(s)
                                                                    by           the                 NOT the         or vendor(s)
                                                                    the          Responsible         Responsible     retained by the
Reference                             Criteria                      Company      Party               Party           Company

1122(d)(4)(vi)    Changes with respect to the terms or                  X(5)
                  status of an obligor's mortgage loans (e.g.,
                  loan modifications or re-agings) are
                  made, reviewed and approved by authorized
                  personnel in accordance with the
                  transaction agreements and related pool
                  asset documents.

1122(d)(4)(vii)   Loss mitigation or recovery actions                   X(5)
                  (e.g., forbearance plans, modifications
                  and deeds in lieu of foreclosure,
                  foreclosures and repossessions, as
                  applicable) are initiated, conducted and
                  concluded in accordance with
                  the timeframes or other requirements
                  established by the transaction
                  agreements.

1122(d)(4)(viii)  Records documenting collection efforts                X(5)
                  are maintained during the period a mortgage
                  loan is delinquent in accordance with
                  the transaction agreements. Such records
                  are maintained on at least a monthly
                  basis, or such other period specified in
                  the transaction agreements, and describe
                  the entity's activities in monitoring
                  delinquent mortgage loans including, for
                  example, phone calls, letters and
                  payment rescheduling plans in cases where
                  delinquency is deemed temporary (e.g.,
                  illness or unemployment).

1122(d)(4)(ix)    Adjustments to interest rates or rates                                                 X
                  of return for mortgage loans with variable
                  rates are computed based on the related
                  mortgage loan documents.

1122(d)(4)(x)(A)  Regarding any funds held in trust for                                                  X
                  an obligor (such as escrow accounts): (A)
                  such funds are analyzed, in accordance
                  with the obligor's mortgage loan documents,
                  on at least an annual basis, or such
                  other period specified in the transaction
                  agreements

1122(d)(4)(x)(B)  (B) interest on such funds is paid, or                X
                  credited, to obligors in accordance with
                  applicable mortgage loan documents and
                  state laws;

1122(d)(4)(x)(C)  (C) such funds are returned to the obligor                                             X
                  within 30 calendar days of full repayment
                  of the related mortgage loans, or such other
                  number of days specified in the transaction
                  agreements.

1122(d)(4)(xi)    Payments made on behalf of an obligor                                                  X
                  (such as tax or insurance payments) are
                  made on or before the related penalty or
                  expiration dates, as indicated on the
                  appropriate bills or notices for such
                  payments, provided that such support has
                  been received by the Servicer at least 30
                  calendar days prior to these dates, or
                  such other number of days specified in
                  the transaction agreements.

1122(d)(4)(xii)   Any late payment penalties in                                                          X
                  connection with any payment to be made on
                  behalf of an obligor are paid from the
                  Servicer's funds and not charged to the
                  obligor, unless the late payment was due
                  to the obligor's error or omission.

1122(d)(4)(xiii)  Disbursements made on behalf of an                    X(6)                             X(6)
                  obligor are posted within two business
                  days to the obligor's records maintained
                  by the Servicer, or such other number of
                  days specified in the transaction
                  agreements.

1122(d)(4)(xiv)   Delinquencies, charge-offs and                        X(5)
                  uncollectible accounts are recognized and
                  recorded in accordance with the
                  transaction agreements.


(page)


                                                                                                          INAPPLICABLE
                                                                        APPLICABLE                        SERVICING
                                 SERVICING CRITERIA                     SERVICING CRITERIA(1)             CRITERIA

                                                                                 Performed
                                                                                 by                                  NOT
                                                                                 Vendor(s)           Performed by    performed by
                                                                                 for which           vendor(s) for   the Company
                                                                    Performed    the                 which the       or by
                                                                    Directly     Company is          Company is      subservicer(s)
                                                                    by           the                 NOT the         or vendor(s)
                                                                    the          Responsible         Responsible     retained by the
Reference                             Criteria                      Company      Party               Party           Company

1122(d)(4)(xv)    Any external enhancement or other                                                                      X
                  support, identified in Item
                  1114(a)(1) through (3) or Item 1115 of
                  Regulation AB, is maintained as set
                  forth in the transaction agreements.


(page)



Footnote 1 - For certain pool assets, the performance of all applicable criteria has been outsourced to third party servicers. All servicers servicing greater than 5% of pool assets for any transaction included in the platform (Appendix A) has provided a separate Regulation AB
1122(d) Management Assessment.

Footnote 2 - The Company's responsibility relating to criteria 1122(d)(3)(i)(A),
1122(d)(3)(i)(B), and 1122(d)(3)(i)(D) is limited to reports sent to the Trustee, rather than the investor, as set forth in the transaction agreements.

Footnote 3 - The Company's responsibility relating to criteria 1122(d)(4)(i) is limited to the review and approval of any release, non-scheduled reduction or draw of letters of credit which serve as collateral for certain individual pool assets. The Company has outsourced all other activities related to the maintenance of such letters of credit as well as the process of perfecting security interests of individual pool assets to a vendor who has a separate Regulation AB 1122(d)
Management Assessment.

Footnote 4 - The Company's responsibility relating to criteria 1122(d)(4)(ii) is limited to the safeguarding of letters of credit which serve as collateral for individual pool assets.

Footnote 5 - For those transactions in which the Company is not designated as the Special
Servicer, the Company is only responsible for criteria 1122(d)(4)(vi), 1122(d)(4)(vii),
1122(d)(4)(viii) and 1122(d)(4)(xiv) until the time in which the applicable pool assets are transferred to the Special Servicer as specified by the transaction agreements. The Company has been named as Special Servicer for the following transactions included in the Platform:
NORTHSTAR CDO IV LTD, JP MORGAN 2006 FL1, CSMS 2006-HC1, WBCMT 2007-ESH and WACHOVIA 2007-WHALE 8

Footnote 6 - The Company performs all activities related to criteria 1122(d)(4)(xiii), except disbursements made on behalf of an obligor for tax payments. The Company has outsourced activities related to disbursements on behalf of an obligor for tax payments to a vendor who has provided a separate Regulation AB 1122(d) Management Assessment.
